Ex-99.B1b

                      PDC&J PERFORMANCE FUND
                 AMENDMENT TO DECLARATION OF TRUST



     Pursuant to Section 7.3 of the Declaration of Trust of PDC&J
Performance Fund (the "Trust") and effective upon execution of this document, the undersigned, being a majority of the Trustees of the Trust, hereby change the name of the Trust to "PC&J
Performance Fund."




                                        /s/ Leslie O. Parker III
                                        -----------------------------
                                        Leslie O. Parker III, Trustee


                                        /s/ Kathleen A. Carlson
                                        -----------------------------
                                        Kathleen A. Carlson, Trustee


                                        /s/ James M. Johnson
                                        -----------------------------
                                        James M. Johnson, Trustee


                                        /s/ Donald N. Lorenz
                                        -----------------------------
                                        Donald N. Lorenz, Trustee


                                        /s/ Thomas H. Rodgers
                                        -----------------------------
                                        Thomas H. Rodgers, Trustee



Dated:  October 6, 1994